Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin
Vice President &Treasurer
irelations@buckeye.com
(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS FINANCIAL RESULTS FOR

THIRD QUARTER 2015 AND INCREASES CASH DISTRIBUTIONS

Buckeye Texas Partners LLC’s LPG Storage In-Service;

Condensate Splitter Commissioning Nearing Completion

HOUSTON, October 30, 2015 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported its financial results for the third quarter of 2015.  Buckeye reported income from continuing operations for the third quarter of 2015 of $99.9 million compared to income from continuing operations for the third quarter of 2014 of $107.0 million.

Adjusted EBITDA (as defined below) from continuing operations for the third quarter of 2015 was $204.2 million, representing a record third quarter Adjusted EBITDA for Buckeye, compared to $200.6 million for the third quarter of 2014.

Income from continuing operations attributable to Buckeye’s unitholders was $0.78 per diluted unit for the third quarter of 2015 compared to $0.89 per diluted unit for the third quarter of 2014.  The diluted weighted average number of units outstanding in the third quarter of 2015 was 128.9 million compared to 119.4 million in the third quarter of 2014.

“Buckeye’s diversified portfolio of assets generated solid quarterly financial performance despite the volatile commodity price environment. We were able to capitalize on strong market conditions, particularly increasing demand for storage services across our domestic and international assets,” said Clark C. Smith, Chairman, President and Chief Executive Officer.  “During the quarter, we were successful in increasing utilization as well as rates across our domestic and Caribbean assets, which contributed significant incremental cash flows.  The continued ramp-up of operations at Buckeye Texas Partners LLC (“BTP”) also contributed to our improved results over the prior year quarter.”

“We are pleased to report that our 1.1 million barrels of refrigerated LPG storage capacity at our BTP facility in South Texas is now in-service.  In addition, we are nearing completion of the commissioning phase for our 50,000 barrel per day splitter facility.  We believe both will contribute significant additional cash flows in the fourth quarter.  These assets provide Trafigura, our partner and customer, with world-class marine terminaling, storage and processing capabilities on the Gulf Coast.  We expect these assets and other growth capital investments across our platform to produce significant financial returns for our unitholders,” continued Mr. Smith.

Distributable cash flow (as defined below) from continuing operations for the third quarter of 2015 was $135.6 million compared to $140.5 million for the third quarter of 2014.  Distribution coverage was 0.89 times for the third quarter of 2015.

Cash Distribution.  Buckeye also announced today that its general partner declared a cash distribution of $1.175 per limited partner unit (“LP Unit”) for the quarter ended September 30, 2015.  The distribution will be payable on November 17, 2015 to unitholders of record on November 9, 2015.  This cash distribution represents a 4.4 percent increase over the $1.125 per LP Unit distribution declared for the third quarter of 2014.  Buckeye has paid cash distributions in each quarter since its formation in 1986.

Conference Call.  Buckeye will host a conference call with members of executive management today, October 30, 2015, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://edge.media-server.com/m/p/5vwqtqi8 ten minutes prior to its start.  Interested parties may participate in the call by dialing 877-870-9226.   A replay will be archived and available at this link through December 31, 2015, and the replay also may be accessed by dialing 800-585-8367 and entering conference ID 58766462.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership and owns and operates a diversified network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, and marketing of liquid petroleum products.  Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered with approximately 6,000 miles of pipeline and more than 120 liquid petroleum products terminals with aggregate storage capacity of over 110 million barrels across our portfolio of pipelines, inland terminals and an integrated network of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean.  Buckeye has a controlling interest in a company with a vertically integrated system of marine midstream assets in Corpus Christi and the Eagle Ford play in Texas.  Buckeye’s flagship marine terminal, BORCO, is in The Bahamas and is one of the largest marine crude oil and refined petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products.  Buckeye’s network of marine terminals enables it to facilitate global flows of crude oil, refined petroleum products, and other commodities, and to offer its customers connectivity to some of the world’s most important bulk storage and blending hubs.  Buckeye is also a wholesale distributor of refined petroleum products in areas served by its pipelines and terminals.  Finally, Buckeye also operates and/or maintains third-party pipelines under agreements with major oil and gas, petrochemical and chemical companies, and performs certain engineering and construction management services for third parties.  More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP.  Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities.  Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders.  Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations.  The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of liquid petroleum products, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) our inability to realize the expected benefits of the Buckeye Texas Partners transaction, and (xi) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

* * * * *

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Product sales	$382,624	$1,241,696	$1,581,455	$4,412,135
Transportation, storage and other services	345,760	331,777	1,031,812	962,118
Total revenue	728,384	1,573,473	2,613,267	5,374,253

Costs and expenses:
Cost of product sales	366,319	1,218,471	1,532,392	4,393,893
Operating expenses	141,790	138,906	425,494	396,753
Depreciation and amortization	54,830	45,406	164,204	131,791
General and administrative	21,885	21,749	64,796	59,436
Total costs and expenses	584,824	1,424,532	2,186,886	4,981,873
Operating income	143,560	148,941	426,381	392,380

Other income (expense):
(Loss) earnings from equity investments	(30)	2,523	4,550	5,959
Interest and debt expense	(43,413)	(43,838)	(127,097)	(127,063)
Other income (expense)	70	(375)	180	(471)
Total other expense, net	(43,373)	(41,690)	(122,367)	(121,575)
Income from continuing operations before taxes	100,187	107,251	304,014	270,805
Income tax expense	(240)	(243)	(720)	(319)
Income from continuing operations	99,947	107,008	303,294	270,486
Loss from discontinued operations	—	(3,280)	(857)	(51,508)
Net income	99,947	103,728	302,437	218,978
Less: Net loss (income) attributable to noncontrolling interests	93	(785)	794	(2,547)
Net income attributable to Buckeye Partners, L.P.	$100,040	$102,943	$303,231	$216,431

Basic earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.78	$0.90	$2.38	$2.29
Discontinued operations	—	(0.03)	(0.01)	(0.44)
Total	$0.78	$0.87	$2.37	$1.85

Diluted earnings (loss) per unit attributable to Buckeye Partners, L.P.:
Continuing operations	$0.78	$0.89	$2.37	$2.29
Discontinued operations	—	(0.03)	(0.01)	(0.44)
Total	$0.78	$0.86	$2.36	$1.85

Weighted average units outstanding:
Basic	128,329	118,804	127,722	116,747
Diluted	128,906	119,429	128,241	117,305

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Pipelines & Terminals	$219,942	$228,466	$652,178	$665,629
Global Marine Terminals	127,161	104,522	372,735	284,082
Merchant Services	386,105	1,246,462	1,586,421	4,420,205
Development & Logistics	16,553	21,003	53,610	56,637
Intersegment	(21,377)	(26,980)	(51,677)	(52,300)
Total revenue	$728,384	$1,573,473	$2,613,267	$5,374,253

Total costs and expenses: (1)
Pipelines & Terminals	$128,086	$124,323	$376,448	$363,892
Global Marine Terminals	80,219	72,262	243,417	190,024
Merchant Services	385,369	1,238,457	1,577,931	4,438,470
Development & Logistics	12,527	16,470	40,767	41,787
Intersegment	(21,377)	(26,980)	(51,677)	(52,300)
Total costs and expenses	$584,824	$1,424,532	$2,186,886	$4,981,873

Depreciation and amortization:
Pipelines & Terminals	$19,225	$18,525	$56,735	$53,379
Global Marine Terminals	33,931	24,900	102,432	72,504
Merchant Services	1,259	1,544	3,763	4,556
Development & Logistics	415	437	1,274	1,352
Total depreciation and amortization	$54,830	$45,406	$164,204	$131,791

Operating income:
Pipelines & Terminals	$91,856	$104,143	$275,730	$301,737
Global Marine Terminals	46,942	32,260	129,318	94,058
Merchant Services	736	8,005	8,490	(18,265)
Development & Logistics	4,026	4,533	12,843	14,850
Total operating income	$143,560	$148,941	$426,381	$392,380

Adjusted EBITDA from continuing operations:
Pipelines & Terminals	$116,711	$128,171	$362,503	$370,570
Global Marine Terminals	80,593	57,270	233,716	166,532
Merchant Services	2,592	10,468	13,797	(12,568)
Development & Logistics	4,268	4,713	13,539	15,500
Adjusted EBITDA from continuing operations	$204,164	$200,622	$623,555	$540,034

Capital additions, net: (2)
Pipelines & Terminals	$51,205	$57,421	$150,676	$165,908
Global Marine Terminals	82,846	40,786	280,936	133,085
Merchant Services	343	53	760	153
Development & Logistics	344	1,056	780	1,497
Total segment capital additions, net	134,738	99,316	433,152	300,643
Natural Gas Storage disposal group	—	—	—	188
Total capital additions, net	$134,738	$99,316	$433,152	$300,831

Summary of capital additions, net: (2)
Maintenance capital expenditures	$29,129	$20,433	$72,143	$56,366
Expansion and cost reduction	105,609	78,883	361,009	244,465
Total capital additions, net	$134,738	$99,316	$433,152	$300,831

	September 30, 2015	December 31, 2014
Key Balance Sheet Information:
Cash and cash equivalents	$7,081	$8,208
Long-term debt, total (3)	3,632,843	3,388,986

(1) Includes depreciation and amortization.

(2) Amounts exclude accruals for capital expenditures.

(3) Includes long-term debt portion of Buckeye Partners L.P. Credit Facility of $243.0 million as of September 30, 2015.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	762.4	721.9	740.8	700.3
Jet fuel	370.5	349.8	360.6	332.1
Middle distillates (1)	301.4	321.8	340.8	350.7
Other products (2)	28.0	34.9	32.1	37.0
Total pipelines throughput	1,462.3	1,428.4	1,474.3	1,420.1
Terminals:
Products throughput	1,185.4	1,133.5	1,212.3	1,128.7

Pipeline average tariff (cents/bbl)	84.4	86.8	83.6	85.5

Global Marine Terminals (percent of capacity):
Average capacity utilization rate (3)	97%	84%	95%	84%

Merchant Services (in millions of gallons):
Sales volumes	229.7	464.1	902.1	1,571.6

(1)    Includes diesel fuel and heating oil.

(2)    Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

(3)    Represents the ratio of contracted capacity to capacity available to be contracted.  Based on total capacity (i.e., including out of service capacity), average capacity utilization rates are approximately 85% and 74% for the three months ended September 30, 2015 and 2014, respectively, and approximately 83% and 73% for the nine months ended September 30, 2015 and 2014, respectively.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except coverage ratio)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Income from continuing operations	$99,947	$107,008	$303,294	$270,486
Less: Net loss (income) attributable to noncontrolling interests	93	(785)	794	(2,547)
Income from continuing operations attributable to Buckeye Partners, L.P.	100,040	106,223	304,088	267,939
Add: Interest and debt expense	43,413	43,838	127,097	127,063
Income tax expense	240	243	720	319
Depreciation and amortization (1)	54,830	45,406	164,204	131,791
Non-cash unit-based compensation expense	6,597	5,228	17,578	13,149
Acquisition and transition expense (2)	82	2,451	2,942	8,076
Litigation contingency accrual (3)	1,729	—	15,229	—
Less: Amortization of unfavorable storage contracts (4)	(2,767)	(2,767)	(8,303)	(8,303)
Adjusted EBITDA from continuing operations	$204,164	$200,622	$623,555	$540,034
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(39,197)	(39,496)	(114,450)	(116,842)
Income tax expense, excluding non-cash taxes	(240)	(243)	(720)	(319)
Maintenance capital expenditures (5)	(29,129)	(20,433)	(72,143)	(56,205)
Distributable cash flow from continuing operations	$135,598	$140,450	$436,242	$366,668

Distributions for coverage ratio (6)	$152,037	$142,240	$448,612	$403,547

Coverage ratio from continuing operations	0.89	0.99	0.97	0.91

(1)    Includes 100% of the depreciation and amortization expense of $12.2 million and $34.7 million for Buckeye Texas Partners LLC for the three and nine months ended September 30, 2015.

(2)    Acquisition and transition expense consists of transaction costs, costs for transitional employees, and other employee and third party costs related to the integration of the acquired assets that are non-recurring in nature.

(3)    Represents an adjustment to the FERC litigation accrual.

(4)    Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.

(5)    Represents expenditures that maintain the operating, safety and/or earnings capacity of our existing assets.

(6)    Represents cash distributions declared for LP Units outstanding as of each respective period.  Amount for 2015 reflects actual cash distributions paid on LP Units for the quarters ended March 31, 2015 and June 30, 2015 and estimated cash distributions for LP Units for the quarter ended September 30, 2015.